UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

 _________________________

FORM 8-K

 _________________________

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):

February 5, 2020

_________________________

Brookfield Property REIT Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-34948	27-2963337
(State or other jurisdiction of incorporating or organization)	(Commission File Number)	(I.R.S. Employer Identification Number)

250 Vesey Street, 15th Floor, New York, NY		10281
(Address of principal executive offices)		(Zip Code)

(212) 417-7000
(Registrant's telephone number, including area code)

_________________________

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2.):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A Stock, par value $.01 per share	BPR	Nasdaq Global Select Market
6.375% Series A Cumulative Perpetual Redeemable Preferred Stock, par value $0.01 per share	BPRAP	Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act or Rule 12b-2 of the Exchange Act.

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 2.02.	Results of Operations and Financial Condition.

On February 5, 2020, Brookfield Property REIT Inc. (the “Company”) disclosed the following financial information:

The following is the Company’s balance sheet as at December 31, 2019 and December 31, 2018.

Brookfield Property REIT Inc.

CONSOLIDATED BALANCE SHEETS

(UNAUDITED)

	December 31, 2019	December 31, 2018
	(Dollars in thousands, except share and per share amounts)
Assets:
Investment in real estate:
Land	$3,659,595	$2,706,701
Buildings and equipment	14,020,589	10,774,079
Less accumulated depreciation	(2,569,911)	(2,214,603)
Construction in progress	160,443	576,695
Net property and equipment	15,270,716	11,842,872
Investment in Unconsolidated Real Estate Affiliates	4,634,292	5,385,582
Net investment in real estate	19,905,008	17,228,454
Cash and cash equivalents	197,829	247,019
Accounts receivable, net	234,928	222,562
Notes receivable	76,310	256,937
Deferred expenses, net	188,591	145,631
Prepaid expenses and other assets	745,060	313,648
Deferred tax assets, net	625,660	619,275
Total assets	$21,973,386	$19,033,526
Liabilities:
Mortgages, notes and loans payable	$15,902,894	$12,589,649
Investment in Unconsolidated Real Estate Affiliates	125,565	124,627
Accounts payable and accrued expenses	1,027,130	953,369
Dividend payable	21	4,668
Junior subordinated notes	206,200	206,200
Total liabilities	17,261,810	13,878,513
Redeemable equity interests	1,354,234	2,305,895
Redeemable noncontrolling interests	62,235	73,696
Total redeemable interests	1,416,469	2,379,591
Equity:
Total stockholders' equity	1,762,367	1,221,826
Noncontrolling interests	1,532,740	1,553,596
Total equity	3,295,107	2,775,422
Total liabilities, redeemable interests and equity	$21,973,386	$19,033,526

The following is the Company’s income statement for the years ended December 31, 2019, December 31, 2018 and December 31, 2017.

Brookfield Property REIT Inc.

CONDENSED CONSOLIDATED STATEMENTS OF INCOME

(UNAUDITED)

	Year ended December 31,
	2019	2018	2017
	(Dollars in thousands, except per share amounts)
Revenues:
Rental revenues, net	$1,337,684	$1,867,980	$2,133,520
Management fees and other corporate revenues	166,505	125,776	105,144
Other	59,779	70,278	89,198
Total revenues	1,563,968	2,064,034	2,327,862
Expenses:
Real estate taxes	171,072	221,175	237,198
Property maintenance costs	32,032	41,637	49,784
Marketing	5,945	7,787	11,043
Other property operating costs	179,278	253,210	286,168
Provision for doubtful accounts	—	12,102	10,701
Property management and other costs	229,150	172,554	145,251
General and administrative	22,452	46,441	56,133
Costs related to the BPY Transaction	9,179	202,523	—
Provision for impairment	223,142	45,866	—
Depreciation and amortization	501,636	633,063	693,327
Total expenses	1,373,886	1,636,358	1,489,605
Interest and dividend income	25,792	33,710	61,566
Interest expense	(678,460)	(576,700)	(541,945)
Loss on foreign currency	—	—	(819)
Gains from changes in control of investment properties and other, net	720,706	3,097,196	79,056
(Loss) gain on extinguishment of debt	(27,542)	13,983	55,112
Income before income taxes, equity in income of Unconsolidated Real Estate Affiliates and related gain on investment, and allocation to noncontrolling interests	230,578	2,995,865	491,227
(Provision for) benefit from income taxes	(9,683)	594,186	10,896
Equity in income of Unconsolidated Real Estate Affiliates	19,586	86,552	152,750
Unconsolidated Real Estate Affiliates - gain on investment, net	240,430	487,166	12,000
Net income	480,911	4,163,769	666,873
Allocation to noncontrolling interests	(48,031)	(73,228)	(9,539)
Net income attributable to Brookfield Property REIT Inc.	$432,880	$4,090,541	657,334

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BROOKFIELD PROPERTY REIT INC.

February 5, 2020	By:	/s/ Michelle Campbell
	Name:	Michelle Campbell
	Title:	Secretary